Exhibit 3.13

ARTICLES OF INCORPORATION

OF

GYMBOREE RETAIL STORES, INC.

I

The name of this corporation is Gymboree Retail Stores, Inc.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the General Corporation Law.

III

The name and address in the State of California of this corporation’s initial agent for service of process is:

James P. Curley The Gymboree Corporation 700 Airport Boulevard, Suite 200 Burlingame, California 94010-1912

IV

This corporation is authorized to issue one class of stock, designated “Common Stock.” The total number of shares of Common Stock which this corporation is authorized to issue is 1,000 shares.

V

Section 1. Limitation of Director’s Liability.

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2. Indemnification of Corporate Agents.

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law) of the corporation to the fullest extent permissible under California law.

Section 3. Repeal or Modification.

Any repeal or modification of the foregoing provisions of this Article V by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Date: July 5, 1994

/s/ Patrick J. Schultheis
Patrick J. Schultheis, Incorporator

June 30, 1994

Secretary of State of California

1230 J Street

Sacramento, California 95814

Re:	The Gymboree Corporation

Ladies and Gentlemen:

The Gymboree Corporation hereby gives consent to the use of the corporate name Gymboree Retail Stores, Inc.

If you have any questions with regard to this matter, please do not hesitate to call me at any time.

Very truly yours,

/s/ James P. Curley
James P. Curley Senior Vice President Chief Financial Officer

Gymboree Corporation, 700 Airport Blvd., Suite 200 Burlingame, CA 94010-1912 Telephone: 415-579-0600

Main Fax: 415-579-1733    Franchise Fax: 415-696-7452    Merchandise Fax: 415-696-7426    Finance Fax: 415-696-7502

AGREEMENT AND PLAN OF MERGER

BETWEEN

GYMBOREE RETAIL STORES, INC.

AND

THE GYMBOREE STORES, INC.

THIS AGREEMENT AND PLAN OF MERGER dated as of January 29, 2008, (the “Agreement”) is between Gymboree Retail Stores, Inc., a California corporation (“Gymboree Retail Stores”) and The Gymboree Stores, Inc., a California corporation (“Gymboree Stores”). Gymboree Retail Stores and Gymboree Stores are sometimes referred to herein as the “Constituent Corporations.”

R E C I T A L S

A. Gymboree Retail Stores is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 1,000 shares, all of which are designated “Common Stock”, no par value. As of the date of this Agreement, 100 shares of Common Stock are issued and outstanding, all of which were held by The Gymboree Corporation (“Parent”).

B. Gymboree Stores is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 1,000 shares, all of which are designated “Common Stock”, no par value. As of the date of this Agreement, 100 shares of Common Stock are issued and outstanding, all of which were held by Parent.

C. The Board of Directors of Gymboree Retail Stores and Gymboree Stores have each determined that, for the purpose of improving their operating efficiencies and competitive position in the marketplace, it is advisable and in the best interests of Gymboree Retail Stores and Gymboree Stores that Gymboree Stores merge with and into Gymboree Retail Stores upon the terms and conditions herein provided.

D. The respective Boards of Directors of Gymboree Retail Stores and Gymboree Stores and their respective shareholders approved this Agreement on January 29, 2008.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Gymboree Retail Stores and Gymboree Stores hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1 Merger. In accordance with the provisions of this Agreement and the California General Corporation Law, Gymboree Stores shall be merged with and into Gymboree Retail Stores (the “Merger”), the separate existence of Gymboree Stores shall cease and Gymboree Retail Stores shall be, and is herein sometimes referred as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Gymboree Retail Stores, Inc.

1.2 Filing and Effectiveness. Pursuant to Section 1103 of the California Corporations Code, the date and time when the Merger shall become effective shall be at 11:59 p.m., PST, on February 2, 2008, herein called the “Effective Date of the Merger.” This Agreement and Officers’ Certificates of each Constituent Corporation meeting the requirements of the California General Corporation Law shall be filed with the Secretary of State of the State of California prior to the Effective Date of the Merger.

1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Gymboree Stores shall cease and Gymboree Retail Stores, as the Surviving Corporation, (i) shall continue to possess all of Gymboree Retail Stores’ assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by Gymboree Retail Stores’ and Gymboree Stores’ Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Gymboree Stores in the manner more fully set forth in Section 1107 of the California General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Gymboree Retail Stores as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Gymboree Stores in the same manner as if Gymboree Retail Stores had itself incurred them, all as more fully provided under the applicable provisions of the California Corporations Code.

1.4 Tax-Free Reorganization. The Merger is intended to qualify as a tax-free reorganization under section 368 (a) (1) (D) of the Internal Revenue Code.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Articles of Incorporation. The Articles of Incorporation of Gymboree Retail Stores as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of Gymboree Retail Stores as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of Gymboree Retail Stores immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. CANCELLATION OF STOCK

3.1 Gymboree Stores Common Shares. Upon the Effective Date of the Merger, each share of Gymboree Stores Common Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, Parent or any other person, be cancelled without consideration.

IV. GENERAL

4.1 Covenants of Gymboree Retail Stores. Gymboree Retail Stores covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) File any and all documents with the California Franchise Tax Board to the extent necessary for the assumption by Gymboree Retail Stores of all of the franchise tax liabilities of Gymboree Stores.

(b) Take such other actions as may be required by the California Corporations Code.

4.2 Further Assurances. From time to time, as and when required by Gymboree Retail Stores or by its successors or assigns, there shall be executed and delivered on behalf of Gymboree Stores such deeds and other instruments, and there shall be taken or caused to be taken by Gymboree Stores such further and other actions as shall be appropriate or necessary in order to vest or perfect in Gymboree Retail Stores the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Gymboree Stores and otherwise to carry out the purposes of this Agreement, and the officers and directors of Gymboree Retail Stores are fully authorized in the name and on behalf of Gymboree Stores or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California and, so far as applicable, the merger provisions of the California Corporations Code.

IN WITNESS WHEREOF, this Agreement and Plan of Merger having first been approved by the resolutions of the Board of Directors of Gymboree Retail Stores and Gymboree Stores is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

GYMBOREE RETAIL STORES, INC. a California corporation

By:	/s/ Matthew K. McCauley
	Name:	Matthew K. McCauley
	Title:	President

By:	/s/ Marina Armstrong
	Name:	Marina Armstrong
	Title:	Secretary

THE GYMBOREE STORES, INC. a California corporation

By:	/s/ Lynda Gustafson
	Name:	Lynda Gustafson
	Title:	Vice President, Corporate Controller

By:	/s/ Marina Armstrong
	Name:	Marina Armstrong
	Title:	Secretary

OFFICERS’ CERTIFICATE

OF

GYMBOREE RETAIL STORES, INC.

Matthew K. McCauley and Marina Armstrong hereby certify that:

1. They are the President and Secretary, respectively, of Gymboree Retail Stores, Inc., a California corporation (the “Surviving Corporation”).

2. There is one authorized class of stock of the Surviving Corporation, consisting of 1,000 shares of common stock (“Common Stock”), no par value, of which 100 shares are issued and outstanding. All shares of Common Stock outstanding were entitled to vote on the merger.

3. The Agreement and Plan of Merger (“Merger Agreement”) in the form attached was duly approved by the board of directors and sole shareholder of the Surviving Corporation in accordance with the California General Corporation Law and the vote obtained exceeded the required vote.

4. The percentage vote required was a majority of the outstanding shares of Common Stock of the Surviving Corporation.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed on January 29, 2008.

/s/ Matthew K. McCauley
Name: Matthew K. McCauley Title: President

/s/ Marina Armstrong
Name: Marina Armstrong Title: Secretary

OFFICERS’ CERTIFICATE

OF

THE GYMBOREE STORES, INC.

Matthew K. McCauley and Marina Armstrong hereby certify that:

1. They are the President and Secretary, respectively, of The Gymboree Stores, Inc., a California corporation (the “Disappearing Corporation”).

2. There is one authorized class of stock of the Disappearing Corporation, consisting of 1,000 shares of common stock (“Common Stock”), no par value, of which 100 shares are issued and outstanding. All shares of Common Stock outstanding were entitled to vote on the merger.

3. The Agreement and Plan of Merger (“Merger Agreement”) in the form attached was duly approved by the board of directors and sole shareholder of the Disappearing Corporation in accordance with the California General Corporation Law and the vote obtained exceeded the required vote.

4.	The percentage vote required was a majority of the outstanding shares of Common Stock of the Disappearing Corporation.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed on January 29, 2008.

/s/ Lynda Gustafson
Name:	Lynda Gustafson
Title:	Vice President, Corporate Controller

/s/ Marina Armstrong
Name:	Marina Armstrong
Title:	Secretary